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                                                                    Exhibit 10.4

                           TRADEMARK LICENSE AGREEMENT
                           ---------------------------



     THIS AGREEMENT is made and entered into as of the 14th day of May, 1998, by and among Derby International Corporation, S.A., a corporation (societe anonyme)
                                                                ---------------
incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 5 Boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg (the "Licensor") and The Derby Cycle Corporation (dba Raleigh USA Bicycle Company) a corporation organized and existing under the laws of Delaware, having an office at 22710 72nd Avenue South, Kent, Washington 98032 (the "Company") (the Company and its Subsidiaries, as defined below, being referred to together as the "Licensees").

     WHEREAS, the Licensor is the exclusive owner of certain rights in the trademark and trade name "Derby" (the "Trademark");

     WHEREAS, the Licensor and the Company are parties to a certain Recapitalization Agreement dated as of March 11, 1998, as amended (the "Recapitalization Agreement"), pursuant to which the Licensor agreed to license to the Licensees the Trademark in connection with certain undertakings of the Licensees;

     WHEREAS, the Licensees desire to make use of the Trademark owned by the Licensor in connection with the Business (as defined below), and the Licensor is willing to license the Trademark to the Licensees for such purposes, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I: DEFINITIONS

1.1 Whenever used in this Agreement, unless otherwise clearly indicated by the context, the terms defined below shall have the indicated meanings:
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                                      -2-

        (i) "Business" shall have the meaning set forth in the Recapitalization Agreement, which is incorporated herein by this reference.

        (ii) "Subsidiaries" shall have the meaning set forth in the Recapitalization Agreement. The term "Subsidiary" shall also include any entity engaged in the Business at least fifty percent (50%) of the voting equity of which is held, directly or indirectly, by the Company during the term of this Agreement, but only so long as the voting equity of such entity is held by the Company.

        (iii) "Term of this Agreement" shall mean the thirty (30) year period from the date of this Agreement, which term shall be automatically extended for successive twenty (20) year periods unless either party delivers written notice of termination to the other party not less than one (1) year before the expiration of the Term of this Agreement.

        (iv)    "Territory" shall mean worldwide.

ARTICLE II: GRANT OF RIGHTS

2.1 The Licensor hereby grants to the Licensees a paid-up, royalty-free license to use the Trademark in connection with the business in the Territory. Except for the license granted to the Licensees herein, the Licensor shall not otherwise use, or cause or grant a license to any other party to use, the Trademark in connection with the Business in the Territory; provided, however, that the Licensor retains all rights to use, cause or permit the use of, and license the Trademark in connection with a business other than the Business in the Territory.

2.2     The Licensor acknowledges that the grant of rights set forth in this
Article II confirms the Licensor's existing grant of rights to the Company.

ARTICLE III: QUALITY CONTROL

3.1 The Licensees will not permit the quality of the products or services advertised, produced, sold or provided by Business in connection with which the Licensees use the Trademark to deteriorate so as to adversely affect the good will associated with the Trademark.












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                                      -3-


3.2 The Licensees shall, upon request of the Licensor, from time to time furnish the Licensor, without charge, specifications and samples of products or services advertised, produced, sold or provided Business materials in connection with the Licensees are using the Trademark for quality review by the Licensor.

3.3 The Licensees shall, upon request of the Licensor, from time to time, permit representatives of the Licensor to inspect any premises in which the Business is conducted at all reasonable times for purposes of determining or ascertaining compliance with Section 3.1.

ARTICLE IV: USE OF TRADEMARK

4.1 The Licensees shall use the Trademark only in connection with the Business and in the manner and style which shall have the prior approval of the Licensor in writing, such approval not to be reasonably withheld; provided, however, that the manner and style in which the Trademark are used on the effective date of this Agreement shall be deemed to have the Licensor's approval.

4.2 If any of the Licensor or the Licensees deems it necessary to record this Agreement with the authorities of any jurisdiction in the Territory, the other party agrees to execute any applications or documentation necessary or desirable, in recording party's reasonable judgement, to complete such recordal at the recording party's expense.

4.3 Except as provided in Article II, the Licensees agree not to claim or to assert any right of ownership in or to the Trademark or the goodwill associated therewith and shall not initiate any regulatory or other action respecting the Trademark which may destroy, damage or impair in any way the ownership or rights of the Licensor in and to the Trademark. In connection with the use of the Trademark, none of the Licensees shall in any manner represent that it has any ownership in the Trademark or registrations thereof, and the Licensees acknowledge that use of the Trademark shall not create in the Licensees' favor any right, title or interest in or to the Trademark, but any and all uses of the Trademark by the Licensees shall inure to the benefit of the Licensor. Upon termination of this Agreement, the Licensees will


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                                      -3-

3.2 The Licensees shall, upon request of the Licensor, from time to time furnish the Licensor, without charge, specifications and samples of products or services advertised, produced, sold or provided Business materials in connection with which the Licensees are using the Trademark for quality review by the Licensor.

3.3 The Licensees shall, upon request of the Licensor, from time to time, permit representatives of the Licensor to inspect any premises in which the Business is conducted at all reasonable times for purposes of determining or ascertaining compliance with Section 3.1.

ARTICLE IV: USE OF TRADEMARK

4.1 The Licensees shall use the Trademark only in connection with the Business and in the manner and style which shall have the prior approval of the Licensor in writing, such approval not to be unreasonably withheld; provided, however, that the manner and style in which the Trademark are used on the effective date of this Agreement shall be deemed to have the Licensor's approval.

4.2 If any of the Licensor or the Licensees deems it necessary to record this Agreement with the authorities of any jurisdiction in the Territory, the other party agrees to execute any applications or documentation necessary or desirable, in recording party's reasonable judgment, to complete such recordal at the recording party's expense.

4.3 Except as provided in Article II, the Licensees agree not to claim or to assert any right of ownership in or to the Trademark or the goodwill associated therewith and shall not initiate any regulatory or other action respecting the Trademark which may destroy, damage or impair in any way the ownership or rights of the Licensor in and to the Trademark. In connection with the use of the Trademark, none of the Licensees shall in any manner represent that it has any ownership in the Trademark or registrations thereof, and the Licensees acknowledge that use of the Trademark shall not create in the Licensees' favor any right, title or interest in or to the Trademark, but any and all uses of the Trademark by the Licensees shall inure to the benefit of the Licensor. Upon termination of this Agreement, the Licensees will
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                                      -4-

cease and desist from all use of the Trademark in any way, and the Licensees shall at no time adopt or use, without the Licensor's prior written consent, any name or mark which is likely to be similar to or confusing with the Trademark. None of the Licensees shall register anywhere in the world in its own name, or on behalf of any other person or entity, the Trademark. None of the Licensees shall associate the Trademark with any business other than the Business. The Licensees shall, upon request by the Licensor with respect to the use of the Trademark used in connection with the business in any country, do all such lawful acts and things and execute all such documents, at the Licensor's expense, as the Licensor shall in its reasonable discretion consider necessary or proper to register the Trademark in the name of the Licensor in such country.
 If any of the Licensees' acts or omissions which constitute a breach of this Agreement which breach materially injures, damages or renders less valuable the Trademark as it may be used outside of the Business or the goodwill associated therewith owned and retained by the Licensor, the Licensees' rights to use the Trademark in any jurisdiction in which the Trademark is affected by such act or omission shall terminate.

ARTICLE V: INFRINGEMENT OF TRADEMARK

5.1 In the event of any of the Licensees or the Licensor learns that any Trademark pertaining to the Business is being infringed in the Territory by any third party, it shall promptly notify the other of such infringement. The Licensees shall (subject to the terms contained in this Section 5.1) use all commercially reasonable efforts to terminate any such third-party infringement, including, without limitation, prosecuting a lawsuit or other legal proceeding, at the Licensees' own expense; and the Licensees may retain any recovery it may receive as a result of its actions to terminate such infringement. Notwithstanding anything to the contrary contained herein, the Licensees may deliver a written notice to the Licensor of the Licensees' desire not to pursue a particular action to terminate a third-party infringement, which notice shall constitute an acknowledgment of the Licensees that they have forfeited any right to use the Trademark (a "Forfeited Trademark") in the affected jurisdictions (a "Forfeited Jurisdiction") immediately upon receipt of such notice. The Licensees shall remain responsible for any costs and expenses required to "wind down" any action already commenced or joined by any Licensee with respect to a Forfeited Trademark in any Forfeited Jurisdiction. The Licensor shall fully cooperate with the Licensees in any such action taken by the Licensees, including










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                                    - 5 -


without limitation agreeing to be joined as party plaintiff and approving any reasonable settlement agreement achieved by the Licensees, and shall be reimbursed by the Licensees for all reasonable expenses incurred in connection with such request by the Licensees, including legal costs and expenses.

5.2 If the Licensees fail to take any action with respect to such third-party infringement within sixty (60) days after the Licensor's request, the Licensor shall have the right but not the duty to act as it sees fit and in its sole discretion to terminate the infringement, including without limitation, prosecuting a lawsuit or other legal proceeding, at the Licensor's expense; and the Licensor may retain any recovery it may receive as a result of its actions to terminate such infringement. The Licensees shall fully cooperate with the Licensor in any such action taken by the Licensor to terminate any such infringement, including without limitation agreeing to be joined as party plaintiff and approving any reasonable settlement agreement achieved by the Licensor, and shall be reimbursed by the Licensor for all reasonable expenses incurred in connection with such request by the Licensees, including legal costs and expenses; provided, however, that the Licensees shall not be entitled to reimbursement for any expense incurred to the extent that the Licensees derive any benefit, economic or otherwise, from any action taken by the Licensor in terminating such infringement.

ARTICLE VI: WARRANTIES AND INDEMNITIES

6.1 The Licensor warrants that, to its knowledge, it is the owner of the Trademark and that the Licensees are and shall be free to use the same pursuant to the terms and conditions of this Agreement. To the knowledge of the Licensor, there is no unauthorized use, infringement or misappropriation of the Trademark in connection with the Business by any third party, including without limitation any employee or former employee of the Licensor. To the Licensor's knowledge, no person or entity has asserted or threatened to assert any claim with respect to the Trademark. To the Licensor's knowledge, the Licensees' use of the Trademark in connection with the Business in accordance with this Agreement will not infringe, misappropriate or otherwise conflict with any proprietary rights of third parties.

6.2 The Licensor shall have no obligation to register, maintain or renew any registrations of the Trademark. The Licensees shall have the right to register,










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                                      -6-

maintain and renew, in Licensor's name, any registrations of the Trademark in connection with the Business provided that (i) the Licensees shall assume all costs relevant to the maintenance and renewal of such Trademark; (ii) Licensees shall first consult with the Licensor as to the registration, maintenance and renewal of the Trademark; and (iii) the Licensees shall furnish to the Licensor promptly copies of documents relevant to any such registration, maintenance or renewal. The Licensor agrees to cooperate with the Licensees to execute all papers and instruments necessary to enable the Licensee to register, maintain and renew the Trademark in connection with the Business. The Licensees shall provide to the Licensor prompt notice as to all material matters which come to their attention and which may affect the registration, maintenance or renewal of any such Trademark. If the Licensees elect to no longer pay the expenses of registration, maintenance or renewal of such Trademark in connection with the Business, the Licensees shall notify the Licensors not less than sixty (60) days prior to such action and shall thereby surrender their rights with respect to such Trademark in any affected jurisdiction.

6.3 The Licensees agree to indemnify and hold the Licensor and its officers, directors, employees, and agents harmless against any action, claims, damages, injuries, losses, costs and expenses (including reasonable attorney's fees and disbursements) arising from or claimed to arise from (i) the use of the Trademark in the operation of the Business, and (ii) any material breach by the Licensees of their obligations or warranties under this Agreement. Notwithstanding the foregoing, the Licensees shall have no liability or obligation hereunder unless the Licensor notifies the Licensees promptly in writing of any such claim or suit and give the Licensees full and complete authority, information and assistance to defend such claim or proceeding, and further provided that the Licensor gives the Licensees sole control of the defense of any such claim or suit and all negotiation for its compromise or settlement.

6.4 In the event that the Licensor intends to terminate any Licensee's right to use the Trademark, the Licensor shall deliver to the Company written notice of such intent, with such notice including reasonable detail about the basis for such intended termination, and provide the relevant Licensee and the Company a sixty (60) day period in which to cure or otherwise eliminate such basis. In the event the Licensees' right to use the Trademark is terminated with respect to a jurisdiction, during the term of this Agreement, the Licensor shall refrain from using the Trade-








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                                      -7-



mark in that jurisdiction in connection with the Business and shall refrain from licensing the Trademark in that jurisdiction if such use or such license would permit the Trademark to be used, directly or indirectly, in competition with the Business.

6.5 The provisions and obligations of this Article VI shall survive any termination of this Agreement.

ARTICLE VII: TERM AND TERMINATION

7.1 This Agreement shall remain in full force and effect for the Term of this Agreement, unless earlier terminated in accordance with provision 7.2 of this Article VII.

7.2 The Licensor may terminate this Agreement (a) in accordance with provision 1.1(iii); (b) for any reason by assigning the Trademark in question and the goodwill associated therewith to the Licensees; (c) if the Licensees materially breach any of the provisions of this Agreement, and such breach is not cured within sixty (60) days after delivery of a written notice thereof by the Licensor to the Licensees; and (d) in accordance with provision 7.3 below. Notwithstanding the foregoing a Licensee's actions or failures to act which directly result in the forfeit of the rights to use the Trademark in a particular jurisdiction as set forth in: (1) the last sentence of Section 4.3:
(2) the third sentence of Section 5.1; (3) the last sentence of Section 6.2; and
(4) the first sentence of Section 6.4 (provided that such basis is cured or eliminated in accordance with such provision); shall not constitute a "material breach" for purposes of Section 6.3 or this Section 7.2, and the forfeit of such rights shall be the sole remedy of the Licensor with respect to such actions or omissions.

7.3        (a)    If the Company shall (i) become insolvent, (ii) make an
assignment for the benefit of creditors, (iii) file or become subject to a filing for reorganization, receivership or bankruptcy under any insolvency or bankruptcy laws, provided that if such filing is made without the acquiescence of the party subject to such filing, such filing remains undismissed for ninety
(90) days, or (iv) be dissolved, liquidated or wound-up or otherwise cease or be compelled to cease business, then in any such event, this Agreement shall automatically terminate one hundred twenty (120) days after written notice is received from the Licensor.

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                                      -8-

           (b) If any Licensee other than the Company shall (i) become insolvent, (ii) make an assignment for the benefit of creditors, (iii) file or become subject to an filing for reorganization, receivership or bankruptcy under any insolvency or bankruptcy laws, provided that if such filing is made without the acquiescence of the party subject to such filing, such filing remains undismissed for ninety (90) days, or (iv) be dissolved, liquidated or wound-up or otherwise cease or be compelled to cease business, then in any such event, such Licensee and its subsidiaries shall cease to be Subsidiaries for purposes of this Agreement.

7.4 Upon the termination of this Agreement pursuant to provision 7.2 by reason of the Company's insolvency, the Licensees shall cease and discontinue all use of the Trademark in the Territory, effective upon the date of such termination, and the Licensor may take, and the Licensees shall cooperate at their expense in taking, all necessary actions to cancel any entry of the Licensees as registered users.

ARTICLE VIII: MISCELLANEOUS

8.1 The Licensees agree to carry out this Agreement as an independent contractor and not as an employee, servant or agent of or joint venturer with the Licensor. Except as specifically provided herein, neither party shall have authority to bind or otherwise render the other party liable in any way, whether by agreement, contract, representation or order, written or oral, or by instrument or action of any kind. Unless otherwise specifically provided for herein the obligations undertaken by each party hereto and set forth in this Agreement shall be at the expense of the party which incurred the expense. All relationships entered into by any Licensee shall be for its exclusive account and risk, and the Licensees shall have no power to bind the Licensor in any way with respect to third parties unless previously specifically authorized in writing.

8.2 This Agreement shall not be assignable by the Licensees, in whole or in part, without the prior written consent of the Licensor, which consent shall not be unreasonably withheld, provided that assignment shall not affect the Licensees' obligations under Article VI of this Agreement.
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                                      -9-

8.3 All communications required or permitted to be given by one party to the other hereunder (each, a "Notice") shall be given in the manner and subject to the provisions of Section 15.8 of the Recapitalization Agreement, which is incorporated herein by this reference.

8.4 The failure of a party at any time to require or enforce the strict performance by the other party of any term or condition of this Agreement shall not constitute a surrender or waiver of that particular breach or failure, or of any subsequent breach or failure by said other party with respect to any term or condition of this Agreement, or the waiver by a party of a breach or default committed by the other party with respect to any term or condition of this Agreement, and shall not to any extent prejudice or adversely effect the other party's rights, interest or remedies available or provided to it by law or otherwise which it may exercise or invoke with respect to that particular breach or failure or any subsequent breach or failure.

8.5 No right or remedy given to a party under this Agreement or by applicable law is intended to be exclusive of, or constitute a waiver of, any other right or remedy. Each right or remedy may be pursued singly, concurrently, successively, or otherwise, at the sole discretion of either party.

8.6 All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Any legal action or proceeding with respect to any matter arising under or in connection with this Agreement or the subject matter hereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding provided for in this Section 8.7 that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or (provided that process shall be served in any manner referred to in the following sentence) that service or process upon such party is ineffective. Each of the parties hereto agrees that service of process in any such action, suit or proceeding may be made upon it in any manner permitted by the laws of the State of New York or the federal laws of the United States or as follows; (a) by personal service or by certified or registered mail to the party's designated agent for such service in such state, or (b) by certified or registered mail to the party for which intended at its address set forth herein. Service of process in any manner referred to in the preceding sentence shall be deemed, in every respect, effective service of process upon such party.

8.7 The provisions of this Agreement, together with the provisions of the Recapitalization Agreement, to the extent relevant to the Trademark and in addition to the extent incorporated herein by reference, represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all previous agreements, statements, representations, promises, warranties, covenants, undertakings or writing relating thereto, other than those contained herein. Any changes in or amendments to the terms of this Agreement shall be in writing and signed by duly authorized representatives of each of the parties hereto.

8.8 The parties represent to each other that each has all the requisite power and authority to enter into this Agreement and to perform each and every provision of this Agreement. Neither the execution nor delivery nor performance of this Agreement will conflict with or result in a breach of the provisions of, or constitute a default under, any other agreement under which the party is obligated.

8.9 Each person executing this Agreement individually and personally represents and warrants that he or she is duly authorized to execute and deliver the same on behalf of the corporation for which he or she is signing and that this Agreement is binding upon the corporation in accordance with its terms.

8.10 Any part or provision of this Agreement which may be held for any reason to be illegal, invalid, unenforceable in or in conflict with the applicable laws or regulations of any jurisdiction shall be ineffective to the extent of such illegality, invalidity, unenforceability or conflict, and shall be replaced with a provision that

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VIII/903108                           -11-



accomplishes, to the extent possible, the original purpose of such part or provision in a valid and enforceable manner, without affecting, impairing or invalidating the remaining provisions in any other jurisdiction, which provisions shall remain binding upon the parties hereto and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.

DERBY INTERNATIONAL                    THE DERBY CYCLE
CORPORATION S.A.                        CORPORATION

By:                                    By:
   -------------------------------        -------------------------------

Title:                                 Title: